Exhibit 99.1

ZENDESK ANNOUNCES 2014 SECOND QUARTER RESULTS

Highlights:

•	Revenue increased 80% year-over-year to $29.5 million
•	Customer accounts expanded to 45,740, up over 40% year-over-year
•	Second quarter GAAP operating loss $21.4 million and non-GAAP operating loss $9.8 million

Zendesk, Inc. (NYSE: ZEN) today reported financial results for its second quarter ended June 30, 2014.

“We had a strong first quarter as a public company,” said Mikkel Svane, Founder, Chairman and CEO of Zendesk. “We steadily increased our revenue and our number of customer accounts, and showed improvement in our operating metrics. We attracted more enterprise customers, while also strengthening our core business with small- and medium-sized organizations.”

Results for the Second Quarter 2014:

Revenue was $29.5 million for the quarter ended June 30, 2014, an increase of 80% over the prior year period and an increase of 18% from the quarter ended March 31, 2014.

GAAP net loss for the quarter ended June 30, 2014 was $21.7 million, and GAAP net loss per share was $0.48, based on 45.8 million weighted-average shares outstanding. Non-GAAP net loss was $10.1 million, and non-GAAP net loss per share was $0.16, which excludes approximately $11.1 million in share-based compensation related expenses (including $0.1 million of amortized share-based compensation capitalized in internal-use software), and $0.5 million of amortization of purchased intangibles. Non-GAAP net loss per share is based on 64.2 million non-GAAP weighted-average shares outstanding1.

Cash and cash equivalents were approximately $120.1 million as of June 30, 2014, including $106.1 million of net proceeds from our initial public offering and reflecting the repayment of a $20.0 million line of credit during the second quarter.

Outlook:

“As of August 5, 2014, Zendesk is initiating revenue and operating loss guidance for our third quarter of 2014 and revenue and operating loss guidance for calendar year 2014,” said Alan Black, Senior Vice President and CFO. “Our financial results for the second quarter of 2014 were ahead of our expectations. Looking forward, we intend to continue to reinvest to grow our business while remaining mindful of the need to balance our pace of reinvestment and our progress toward increased efficiency in our business model.”

For the third quarter of 2014, Zendesk expects to report:

•	Revenue in the range of $30.0 – 32.0 million.
•	GAAP operating loss of $19.5 – 20.5 million, which includes share-based compensation expense of approximately $8.0 million and amortization of intangibles of approximately $0.5 million.
•	Non-GAAP operating loss of $11.0 – 12.0 million, which excludes share-based compensation expense of approximately $8.0 million and amortization of intangibles of approximately $0.5 million.

For the full year 2014, the company expects to report:

•	Revenue in the range of $118.0 – 122.0 million.
•	GAAP operating loss of $72.0 – 74.0 million, which includes share-based compensation expense of approximately $30.0 million and amortization of intangibles of approximately $2.0 million.
•	Non-GAAP operating loss of $40.0 – 42.0 million, which excludes share-based compensation expense of approximately $30.0 million and amortization of intangibles of approximately $2.0 million.

[1]

The non-GAAP weighted-average shares outstanding used to compute non-GAAP net loss per share assumes that the conversion of our redeemable convertible preferred stock that occurred in connection with our initial public offering occurred at the beginning of the relevant period.

Management Appointments:

Zendesk is also pleased to announce the promotion of two senior managers, Anne Raimondi to Senior Vice President, Operations and Matt Price to Senior Vice President, Global Marketing.  Zendesk also announced that William Macaitis had departed the company effective August 1, 2014. “I am proud of our accomplishments to date and feel really good about the breadth and depth of our bench going forward,” said Mikkel Svane.

Conference Call Information:

Zendesk will host a conference call today, August 5, 2014, to discuss financial results at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. A live webcast of the conference call will be available at https://investor.zendesk.com. The conference call can also be accessed by dialing 877-201-0168, or +1 647-788-4901 (outside the U.S. and Canada). The conference ID is 73888745. A replay of the call via webcast will be available at https://investor.zendesk.com or by dialing 855-859-2056 or +1 404-537-3406 (outside the U.S. and Canada) and entering passcode 73888745. The dial-in replay will be available until the end of day August 7, 2014. The webcast replay will be available for 12 months.

About Zendesk:

Zendesk provides a customer service platform designed to bring organizations and their customers closer together. With more than 45,000 customer accounts, Zendesk is used by organizations in 140 countries to provide support in more than 40 languages. Founded in 2007 and headquartered in San Francisco, Zendesk has operations in the United States, Europe, Asia, Australia and South America. Learn more at www.zendesk.com

Forward-Looking Statements:

This press release contains forward-looking statements, including, among other things, statements regarding Zendesk’s future financial performance, its re-investment to grow its business, progress towards its long-term financial objectives, and its current leadership team. The words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent regarding our financial results, operations and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to differ materially, including (i) adverse changes in general economic or market conditions; (ii) our ability to adapt our customer service platform to changing market dynamics and customer preferences or achieve increased market acceptance of our platform; (iii) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to achieve or sustain profitability; (iv) our limited operating history, which makes it difficult to evaluate our prospects and future operating results; (v) our ability to effectively manage our growth and organizational change; (vi) our ability to compete effectively in the intensely competitive market in which we participate; (vii) the development of the market for software as a service business software applications; (viii) our ability to sell our live chat software as a standalone service and more fully integrate our live chat software with our customer service platform; (ix) breaches in our security measures or unauthorized access to our customers’ data; (x) service interruptions or performance problems associated with our technology and infrastructure; (xi) real or perceived errors, failures, or bugs in our products; (xii) our substantial reliance on our customers renewing their subscriptions and purchasing additional subscriptions from us; and (xiii) our ability to effectively expand our sales capabilities.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in our filings with the Securities and Exchange Commission, including our final prospectus filed with the Securities and Exchange Commission on May 16, 2014 pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time.

Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Condensed Consolidated Statements of Operations

(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenue	$29,506	$16,396	$54,598	$30,307
Cost of revenue	11,731	5,681	20,726	10,551
Gross profit	17,775	10,715	33,872	19,756
Operating expenses:
Research and development	10,499	3,528	15,677	6,877
Sales and marketing	20,339	8,208	34,626	16,203
General and administrative	8,315	5,140	14,699	8,098
Total operating expenses	39,153	16,876	65,002	31,178
Operating loss	(21,378)	(6,161)	(31,130)	(11,422)
Other expense, net	(450)	(133)	(909)	(210)
Loss before provision for income taxes	(21,828)	(6,294)	(32,039)	(11,632)
Provision (benefit) for income taxes	(85)	58	(36)	78
Net loss	(21,743)	(6,352)	(32,003)	(11,710)
Accretion of redeemable convertible preferred stock	(6)	(12)	(18)	(24)
Net loss attributable to common stockholders	$(21,749)	$(6,364)	$(32,021)	$(11,734)

Net loss per share attributable to common stockholders, basic and Diluted	$(0.48)	$(0.30)	$(0.95)	$(0.55)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	45,760	21,568	33,817	21,213

Condensed Consolidated Balance Sheets

(In thousands, except par value; unaudited)

	June 30,	December 31,
	2014	2013

Assets
Current Assets:
Cash and cash equivalents	$120,054	$53,725
Marketable securities	9,430	9,889
Accounts receivable, net of allowance for doubtful accounts of $361 and $282, respectively	9,655	7,237
Prepaid expenses and other current assets	5,806	3,008
Total current assets	144,945	73,859
Marketable securities, noncurrent	2,764	2,225
Property and equipment, net	38,160	15,431
Goodwill and intangible assets, net	15,961	—
Other assets	1,482	1,221
Total assets	$203,312	$92,736

Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$6,758	$3,988
Accrued liabilities	11,764	4,737
Accrued compensation and related benefits	7,971	4,226
Deferred revenue	38,526	28,473
Current portion of credit facility	2,685	365
Current portion of capital leases	195	364
Total current liabilities	67,899	42,153
Deferred revenue, noncurrent	462	575
Credit facility, noncurrent	5,015	23,395
Capital leases, noncurrent	—	10
Other liabilities	8,193	1,510
Total liabilities	81,569	67,643

Redeemable convertible preferred stock, par value $0.01 per share	—	71,369
Stockholders’ equity (deficit):
Preferred stock, par value $0.01 per share	—	—
Common stock, par value $0.01 per share	715	229
Additional paid-in capital	217,815	18,591
Accumulated other comprehensive income	322	10
Accumulated deficit	(96,457)	(64,454)
Treasury stock at cost	(652)	(652)
Total stockholders’ equity (deficit)	121,743	(46,276)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$203,312	$92,736

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(21,743)	$(6,352)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,696	1,209
Share-based compensation	10,983	2,466
Other	42	9
Changes in operating assets and liabilities:
Accounts receivable	(682)	(191)
Prepaid expenses and other current assets	(1,764)	116
Other assets and liabilities	(261)	129
Accounts payable	242	332
Accrued liabilities	(352)	501
Accrued compensation and related benefits	1,808	(187)
Deferred revenue	5,539	2,075
Net cash used in operating activities	(3,492)	107
Cash flows from investing activities
Purchases of property and equipment	(9,517)	(1,070)
Internal-use software development costs	(2,114)	(1,284)
Purchases of marketable securities	(6,464)	(660)
Proceeds from maturities of marketable securities	4,850	—
Cash paid for the acquisition of Zopim, net of cash acquired	(112)	—
Net cash used in investing activities	(13,357)	(3,014)
Cash flows from financing activities
Proceeds from initial public offering, net of issuance costs	106,139	—
Proceeds from exercise of employee stock options	979	165
Principal payments on debt	(20,000)	—
Tax paid related to net share settlement of equity awards	(969)	—
Principal payments on capital lease obligations	(90)	(84)
Net cash provided by financing activities	86,059	81
Effect of exchange rate changes on cash and cash equivalents	(11)	11
Net increase (decrease) in cash and cash equivalents	69,199	(2,815)
Cash and cash equivalents at the beginning of period	50,855	32,693
Cash and cash equivalents at the end of period	$120,054	$29,878

Non-GAAP Results

(In thousands, except per share data)

The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of gross profit and gross margin:
GAAP gross profit	$17,775	$10,715	$33,872	$19,756
Plus: Share-based compensation	1,010	61	1,100	100
Plus: Amortization of purchased intangibles	377	—	418	—
Plus: Amortization of share-based compensation capitalized in internal-use software	147	14	167	26
Non-GAAP gross profit	$19,309	$10,790	$35,557	$19,882
GAAP gross margin	60%	65%	62%	65%
Non-GAAP adjustments	5%	1%	3%	1%
Non-GAAP gross margin	65%	66%	65%	66%

Reconciliation of operating expenses:
GAAP research and development	$10,499	$3,528	$15,677	$6,877
Less: Share-based compensation	(4,168)	(155)	(4,478)	(226)
Non-GAAP research and development	$6,331	$3,373	$11,199	$6,651
GAAP research and development as percentage of revenue	36%	22%	29%	23%
Non-GAAP research and development as percentage of revenue	21%	21%	21%	22%

GAAP sales and marketing	$20,339	$8,208	$34,626	$16,203
Less: Share-based compensation	(3,268)	(229)	(3,758)	(388)
Less: Amortization of purchased intangibles	(98)	—	(109)	—
Non-GAAP sales and marketing	$16,973	$7,979	$30,759	$15,815
GAAP sales and marketing as percentage of revenue	69%	50%	63%	53%
Non-GAAP sales and marketing as percentage of revenue	58%	49%	56%	52%

GAAP general and administrative	$8,315	$5,140	$14,699	$8,098
Less: Share-based compensation	(2,537)	(2,022)	(3,471)	(2,155)
Less: Transaction costs related to acquisition	—	—	(649)	—
Non-GAAP general and administrative	$5,778	$3,118	$10,579	$5,943
GAAP general and administrative as percentage of revenue	28%	31%	27%	27%
Non-GAAP general and administrative as percentage of revenue	20%	19%	19%	20%

Reconciliation of operating loss and operating margin:
GAAP operating loss	$(21,378)	$(6,161)	$(31,130)	$(11,422)
Plus: Share-based compensation	10,983	2,467	12,807	2,869
Plus: Amortization of purchased intangibles	475	—	527	—
Plus: Transaction costs related to acquisition	—	—	649	—
Plus: Amortization of share-based compensation capitalized in internal-use software	147	14	167	26
Non-GAAP operating loss	$(9,773)	$(3,680)	$(16,980)	$(8,527)
GAAP operating margin	(72%)	(38%)	(57%)	(38%)
Non-GAAP adjustments	39%	16%	26%	10%
Non-GAAP operating margin	(33%)	(22%)	(31%)	(28%)

Reconciliation of net loss attributable to common stockholders:
GAAP net loss attributable to common stockholders	$(21,749)	$(6,364)	$(32,021)	$(11,734)
Plus: Share-based compensation	10,983	2,467	12,807	2,869
Plus: Amortization of purchased intangibles	475	—	527	—
Plus: Transaction costs related to acquisition	—	—	649	—
Plus: Amortization of share-based compensation capitalized in internal-use software	147	14	167	26
Non-GAAP net loss attributable to common stockholders	$(10,144)	$(3,883)	$(17,871)	$(8,839)

Reconciliation of net loss per share attributable to common stockholders, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(0.30)	$(0.95)	$(0.55)
Non-GAAP adjustments to net loss	0.25	0.12	0.42	0.14
Non-GAAP adjustment to weighted-average shares used to compute net loss per share	0.07	0.11	0.23	0.25
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(0.07)	$(0.30)	$(0.16)

Reconciliation of weighted-average shares used to compute net loss per share attributable to common stockholders:
GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	45,760	21,568	33,817	21,213
Conversion of preferred stock	18,482	34,323	26,359	34,323
Non-GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	64,242	55,891	60,176	55,536

About Non-GAAP Financial Measures:

To provide investors and others with additional information regarding Zendesk’s results, the following non-GAAP financial measures were disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating loss and operating margin, non-GAAP net loss attributable to common stockholders, non-GAAP net loss per share attributable to common stockholders, basic and diluted, and non-GAAP weighted-average shares.

Specifically, Zendesk excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Share-based Compensation and Amortization of Share-based Compensation Capitalized in Internal-use Software:  Zendesk utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period.  As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Purchased Intangibles and Acquisition Related Expenses: Zendesk views amortization of purchased intangible assets, including the amortization of the cost associated with an acquired entity’s developed technology, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.  Zendesk views acquisition related expenses as events that are not necessarily reflective of operational performance during a period.  In particular, Zendesk believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods, which may or may not include such expenses.

Zendesk uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Zendesk's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Zendesk presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Zendesk's operating results. Zendesk believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows investors and others to better understand and evaluate operating results and future prospects in the same manner as management.

Zendesk's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as share-based compensation expense, amortization of share based compensation capitalized in internal-use software, amortization of purchased intangibles, transaction costs related to acquisitions, and the non-GAAP measures that exclude such information in order to assess the performance of Zendesk's business and for planning and forecasting in subsequent periods. Whenever Zendesk uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.